As filed with the Securities and Exchange Commission on April 4, 2002

                                                           Registration No. 333-
                          _____________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                           UNIGENE LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                                22-2328609
(State or other jurisdiction                                   (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)
                         ______________________________

                              110 LITTLE FALLS ROAD
                           FAIRFIELD, NEW JERSEY 07004
   (Address, including zip code, of registrant's principal executive offices)
                         ______________________________

                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                        DIRECTORS 1999 STOCK OPTION PLAN
                             2000 STOCK OPTION PLAN
 DIRECTOR STOCK OPTION GRANTS FOR ALLEN BLOOM, J. THOMAS AUGUST AND BRUCE MORRA
                            (Full title of the plans)
                         _______________________________

           Warren P. Levy                                    Copy to:
             President                              Christopher G. Karras, Esq
     Unigene Laboratories, Inc                               Dechert
       110 Little Falls Road                         4000 Bell Atlantic Tower
    Fairfield, New Jersey 07004                          1717 Arch Street
           (973) 882-0860                             Philadelphia, PA 19103
                                                          (215) 994-4000
(Name, address, including zip code,
  and telephone number, including
  area code, of agent for service)
                         ______________________________

                                          CALCULATION OF REGISTRATION FEE

======================================= ============= ======================== ============================ ========================
         Title of Securities            Amount to be     Proposed Maximum           Proposed Maximum               Amount of
           To be Registered              Registered     Offering Price Per      Aggregate Offering Price       Registration Fee
                                            (1)                Share                       (2)
--------------------------------------- ------------- ------------------------ ---------------------------- ------------------------
1994 Outside Directors Stock Option
Plan Common Stock, par value $.01 per
share                                       30,000            $2.75 (2)                 $82,500 (2)                   $7.59
--------------------------------------- ------------- ------------------------ ---------------------------- ------------------------
Directors Stock Option Plan                350,000           $0.819 (3)                $286,650 (3)                  $26.37
Common Stock, par value $.01 per share
--------------------------------------- ------------- ------------------------ ---------------------------- ------------------------
2000 Stock Option Plan                   3,000,000           $0.547 (4)              $1,641,000 (4)                 $150.97
Common Stock, par value $.01 per share
--------------------------------------- ------------- ------------------------ ---------------------------- ------------------------
Director Stock Option Grants               390,000            $0.47                    $183,300 (6)                  $16.86
Common Stock, par value $.01 (5)
======================================= ============= ======================== ============================ ========================

(1) This Registration Statement registers the offer and sale of an aggregate of 3,380,000 shares of common stock, par value $.01 per share, of the registrant (the "Common Stock") currently reserved for issuance under the Unigene Laboratories, Inc. 1994 Outside Directors Stock Option Plan (the "1994 Plan"), the Directors 1999 Stock Option Plan (the "1999 Plan") and the 2000 Stock Option Plan (the "2000 Plan"). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby includes such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) A maximum offering price of $2.75 was used to calculate the fee for 30,000 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted under the 1994 Plan relating to those shares.

(3) A maximum offering price of $1.29 was used to calculate the fee for 102,000 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted under the 1999 Plan relating to those shares. The proposed maximum offering price for the remaining 248,000 shares, for which options have not yet been granted, was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the shares of Common Stock on the OTC Bulletin Board on April 3, 2002.

(4) A maximum offering price of $0.47 was used to calculate the fee for 1,513,600 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted under the Plan relating to those shares. The proposed maximum offering price for the remaining 1,486,400 shares, for which options have not yet been granted, was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the bid and asked prices of the shares of Common Stock on the OTC Bulletin Board on April 3, 2002.

(5) The 390,000 total options registered herewith include three separate director stock option grants, all made by the Board of Directors of the Registrant on December 5, 2001, to the following individuals in the following amounts: Allen Bloom, 150,000 options; J. Thomas August, 120,000 options; and Bruce Morra, 120,000 options.

(6) A maximum offering price of $0.47 was used to calculate the fee for 390,000 shares and was computed pursuant to Rule 457(h) based on the weighted average of the exercise price for the options heretofore granted relating to those shares.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act")

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, heretofore filed by Unigene Laboratories, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement, except as superseded or modified as described herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on April 16, 2001, which contains audited financial statements for the Registrant.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 21, 2001.

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed on August 14, 2001.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed on November 11, 2001.

     (e) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, dated August 4, 1987, filed pursuant to Section 12 of the Exchange Act.

     (f) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other incorporated document subsequently filed, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VI of the Registrant's By-laws requires the Registrant to indemnify each of its directors and officers to the extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper. To the extent that a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under Delaware law to indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director. However, a director will be liable for any breach of his duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, any transaction from which the director derived an improper personal benefit, or payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.  EXHIBITS.


      EXHIBIT
      NUMBER                        DESCRIPTION                                       REFERENCE
      ------                        -----------                                       ---------

        4.1          Certificate of Incorporation of the         Incorporated by reference to Exhibit 3.1 to the
                     Registrant and Amendments thereto to July   Registrant's Registration Statement No. 33-6877 on
                     1, 1986                                     Form S-1, filed July 1, 1986

        4.2          Amendments to Certificate of                Incorporated by reference to Exhibit 3.1.1 to the
                     Incorporation filed July 29, 1986 and May   Registrant's Registration Statement No. 33-6877 on
                     22, 1987                                    Form S-1, filed July 1, 1986

        4.3          Amendment to Certificate of                 Incorporated by reference to Exhibit 3.1.2 of the
                     Incorporated filed August 22, 1997          Registrant's Quarterly Report on Form 10-Q for the
                                                                 quarter ended September 30, 1997


        4.4          Amendment to Certificate of Incorporation   Incorporated by reference to Exhibit 3.1.3 of
                     July 18, 2001                               Post-Effective Amendment No.2 to Registrant's
                                                                 Registration Statement No. 333-04557 on Form S-1,
                                                                 filed December 12, 2001

        5.1          Opinion of Dechert                          Filed herewith

       23.1          Consent of Dechert                          Included in Exhibit 5.1

       23.2          Consent of KPMG LLP                         Filed herewith

       24.1          Power of Attorney                           Included on signature page


ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a)
of Regulation S-K
------------------------------------

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K
-----------------------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(b)
of Regulation S-K
-----------------------------------

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fairfield, State of New Jersey, on the 4th day of April, 2002.

                                                UNIGENE LABORATORIES, INC.
                                                    (Registrant)



                                                By:  /s/ Warren P. Levy
                                                     -----------------
                                                     Warren P. Levy
                                                     President


     Each person whose signature appears below constitutes and appoints Warren
P. Levy and Ronald S. Levy, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, other governmental authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                    TITLE                                  DATE
       ---------                                    -----                                  ----

                                President, Chief Executive Officer and Director        April 4, 2002
------------------------              (principal executive officer)
Warren P. Levy


                                             Treasurer and Director                    April 4, 2002
------------------------          (principal financial and accounting officer)
Jay Levy


                                                    Director                           April 4, 2002
------------------------
Ronald S. Levy

                                                    Director                           April 4, 2002
------------------------
Allen Bloom

                                                    Director                           April 4, 2002
------------------------
Bruce Morra

                                                    Director                           April 4, 2002
------------------------
J. Thomas August



                                                   EXHIBIT INDEX
      EXHIBIT
      NUMBER                        DESCRIPTION                                       REFERENCE
      ------                        -----------                                       ---------

        4.1          Certificate of Incorporation of the         Incorporated by reference to Exhibit 3.1 to the
                     Registrant and Amendments thereto to July   Registrant's Registration Statement No. 33-6877 on
                     1, 1986                                     Form S-1, filed July 1, 1986

        4.2          Amendments to Certificate of                Incorporated by reference to Exhibit 3.1.1 to the
                     Incorporation filed July 29, 1986 and May   Registrant's Registration Statement No. 33-6877 on
                     22, 1987                                    Form S-1, filed July 1, 1986

        4.3          Amendment to Certificate of                 Incorporated by reference to Exhibit 3.1.2 of the
                     Incorporated filed August 22, 1997          Registrant's Quarterly Report on Form 10-Q for the
                                                                 quarter ended September 30, 1997

        4.4          Amendment to Certificate of Incorporation   Incorporated by reference to Exhibit 3.1.3 of
                     filed July 18, 2001                         Post-Effective Amendment No.2 to Registrant's
                                                                 Registration Statement No. 333-04557 on Form S-1,
                                                                 filed December 12, 2001

        5.1          Opinion of Dechert                          Filed herewith

       23.1          Consent of Dechert                          Included in Exhibit 5.1

       23.2          Consent of KPMG LLP                         Filed herewith

       24.1          Power of Attorney                           Included on signature page